Exhibit 10.2

ADMINISTRATION AGREEMENT
This Agreement (“Agreement”) is made as of September 30, 2019 (the “Effective Date”) by and between OAKTREE STRATEGIC INCOME II, INC., a Delaware corporation (the “Company”), and OAKTREE FUND ADMINISTRATION, LLC, a Delaware limited liability company (the “Administrator”).

W I T N E S S E T H:

WHEREAS, the Company is a closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, effective as of the date first set forth above, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth;

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth; and

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.	Duties of the Administrator

(a)    Retention of Administrator. The Company hereby retains the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such retention and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b)    Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities; perform, or oversee the performance of, the Company’s required administrative services, which will include, among other things, providing assistance in accounting, legal, compliance, operations, technology and investor relations; and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator may also, on behalf of the Company and subject to review by the Board, conduct relations and negotiate agreements with custodians, trustees, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company, in each case, as it shall determine to be necessary or desirable or as reasonably requested by the Board; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or provide any other investment advisory services to the Company. The Administrator shall provide portfolio collections functions for interest income, fees and warrants and be responsible for the financial and other records that the Company is required to maintain under the Investment Company Act and shall prepare, print and disseminate reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). The Administrator will provide, on the Company’s behalf, significant managerial assistance to those portfolio companies to which the Company offers and thereafter provides such assistance. In addition, the Administrator will assist the Company in determining and publishing the Company’s net asset value and net asset value per share, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

(c)    For the avoidance of doubt, the parties agree that the Administrator is authorized, subject to review and prior approval by the Board in the manner set forth in Section 7(b) of this Agreement, to enter into sub-administration agreements as the Administrator determines necessary in order to carry out the services set forth in Section 1(b) of this Agreement.

2.	Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records that it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.	Confidentiality

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory or legal authority, or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.	Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder. The Company will bear all costs and expenses incurred in its organization, operation, administration and transactions and not specifically assumed by Oaktree Capital Management, L.P. (the “Adviser”), pursuant to that certain Investment Advisory Agreement, dated as of September 30, 2019 (the “Investment Advisory Agreement”). Costs and expenses to be borne by the Company include, but are not limited to, those relating to: (a) all costs, fees, expenses and liabilities incurred in connection with the formation and organization of the Company and the offering and sale of the Common Stock, including expenses of registering or qualifying securities held by the Company for sale and blue sky filing fees; (b) diligence and monitoring of the Company’s financial, regulatory and legal affairs, and, if necessary, enforcing rights in respect of investments (to the extent an investment opportunity is being considered for the Company and any other funds or accounts managed by the Adviser or its affiliates, the Adviser’s out-of-pocket expenses related to the due diligence for such investment will be shared with such other funds and accounts pro rata based on the anticipated allocation of such investments opportunity between the Company and the other funds and accounts); (c) the cost of calculating the Company’s Net Asset Value (including third-party valuation firms); (d) the cost of effecting sales and repurchases of shares of the Company’s Common Stock and other securities; (e) Management and Incentive Fees payable pursuant to the Investment Advisory Agreement; (f) fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms); (g) retainer, finder’s, placement, adviser, consultant, custodian, sub-custodian, transfer agent, trustee, disbursal, brokerage, registration, legal and other similar fees, commissions and expenses attributable to making or holding investments; (h) fees and expenses associated with marketing efforts (including travel and attendance at investment conferences and similar events); (i) allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it; (j) fees, interest and other costs payable on or in connection with any indebtedness; (k) federal and state registration fees and other governmental charges; (l) any exchange listing fees; (m) federal, state and local taxes; (n) independent directors’ fees and expenses; (o) brokerage commissions; (p) costs of proxy statements, stockholders’ reports and notices and any other regulatory reporting expenses; (q) costs of preparing government filings, including periodic and current reports with the SEC; (r) fidelity bond, liability insurance and other insurance premiums; (s) printing, mailing, independent accountants and outside legal costs; (t) costs of winding up and liquidation; (u) litigation, indemnification and other extraordinary or non-recurring expenses; (v) dues, fees and charges of any trade association of which the Company is a member; (w) research and software expenses, quotation equipment and services and other expenses incurred in connection with data services, including subscription costs, providing real-time price feeds, real-time news feeds, securities and company information, and company fundamental data attributable to such investments; (x) costs and expenses relating to investor reporting and communications; (y) all costs, expenses, fees and liabilities incurred in connection with a Liquidity Event (as defined below); (z) all other out-of-pocket expenses, fees and liabilities that are incurred by the Company or by the Adviser on behalf of the Company or that arise out of the operation and activities of the Company, including expenses related to organizing and maintaining persons through or in which investments may be made and the allocable portion of any Adviser costs, including personnel, incurred in connection therewith; (aa) accounting expenses, including expenses associated with the preparation of the financial statements and tax information reporting returns of the Company and the filing of various tax withholding forms and treaty forms by the Company; (bb) the allocable portion of the compensation of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs; and (cc) all other expenses incurred by the Administrator, an affiliate of the Administrator or the Company in connection with administering the Company’s business, including payments under this Agreement to the Administrator or such affiliate in an amount equal to the Company’s allocable portion of overhead and other expenses incurred by the Administrator or such affiliate in performing its obligations and services under this Agreement, such as rent and the Company’s allocable portion of the cost of personnel attributable to performing such obligations and services, including, but not limited to, marketing, legal and other services performed by the Administrator or such affiliate for the Company. For the avoidance of doubt, the Company will bear its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of the Company’s officers who provide operational and administrative services hereunder, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company. Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company and in acting on behalf of the Company).

Additionally, the Company bears all of the costs and expenses of any sub-administration agreements that the Administrator enters into.

A “Liquidity Event” means: at the discretion of the Company’s board of directors: (a)(i) the listing of the Company’s common stock on a national securities exchange or (ii) an initial public offering of the Company’s common stock that results in gross proceeds to the Company of at least $50 million and a listing of the common stock on a national securities exchange or (b) with the consent of a majority of outstanding shares of common stock not affiliated with the

Adviser and in accordance with the applicable requirements of Delaware law, a corporate control transaction, which may include a strategic sale of the Company or all or substantially all of its assets to, or a merger with, another entity, or another type of corporate control event, which may include, but is not limited to, a transaction with an affiliated entity, including an affiliated BDC, for consideration in cash or publicly listed securities of such entity or a combination of cash and such publicly listed securities.

5.	Limitation of Liability of the Administrator; Indemnification

(a)    The Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation its members, the Adviser and any person affiliated with its members or the Adviser to the extent they are providing services for or otherwise acting on behalf of the Administrator, the Adviser or the Company) (collectively, the “Indemnified Parties”) shall not be liable to the Company for any action taken or omitted to be taken by the Administrator, including any mistake of fact or error in judgment taken, suffered or made by such Indemnified Party, in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Indemnified Parties and hold each of them harmless from and against all damages, liabilities, fees, penalties, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) (each, a “Proceeding”) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company, except to the extent that such claims are among employees of Oaktree or brought against Oaktree by employees of Oaktree, in each case solely relating to or arising out of the internal affairs of Oaktree.

(b)    An Indemnified Party shall incur no liability to the Company in acting in good faith upon any signature or writing believed by such Indemnified Party to be genuine, may rely in good faith on a certificate signed by an executive officer of any person in order to ascertain any fact with respect to such person or within such person’s knowledge, and may rely on an opinion of counsel selected (subject to the third sentence of this paragraph) by such Indemnified Party with respect to legal matters. Each Indemnified Party may act directly or through such Indemnified Party’s agents or attorneys. Each Indemnified Party may consult with counsel, appraisers, engineers, accountants and other skilled persons selected and retained by such Indemnified Party and shall not be liable to the Company for anything done, suffered or omitted in good faith in reliance upon the advice of any of such persons. No Indemnified Party shall be liable to the Company for any error of judgment made by an officer or employee of such Indemnified Party otherwise within the scope of authority granted to such Indemnified Party by this Agreement.

(c)    For any claims indemnified by the Company under Section 5(a) above to the fullest extent permitted by law, the Company shall promptly pay expenses (including legal fees and expenses) incurred by any Indemnified Party in appearing at, participating in or defending any action, suit, claim, demand or proceeding in advance of the final disposition of such action, suit, claim, demand or proceeding, including appeals, within 30 days after receipt by the Company of a statement or statements from the Indemnified Party requesting such advance or advances on its behalf (without interest). Each Indemnified Party hereby undertakes to repay any amounts advanced on its behalf (without interest) to the extent that it is ultimately determined that the Indemnified Party is not entitled under this Agreement to be indemnified by the Company. Such undertaking shall be unsecured and accepted without reference to the financial ability of the Indemnified Parties to make repayment and without regard to the Indemnified Parties’ ultimate entitlement to indemnification under the provisions of this Agreement. No other form of undertaking shall be required of the Indemnified Parties other than the execution of this Agreement.

(d)    Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Company of the commencement of such Proceeding; provided that the failure of any Indemnified Party to give such notice as provided herein shall not relieve the Company of its obligations under this Paragraph 5 except to the extent that the Company is actually prejudiced by such failure to give such notice. If any such Proceeding is brought against an Indemnified Party (other than a derivative suit in right of the Company), the Company will be entitled to participate in and to assume the defense thereof to the extent that the Company may wish, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Company to such Indemnified Party of the Company’s election to assume the defense of such Proceeding, the Company will not be liable for expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. The Company will not consent to entry of any judgment or enter into any settlement of such Proceeding that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such Proceeding and the related claim.

(e)    Notwithstanding the above provisions of this Section 5 of this Agreement, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

(f)    The provisions of this Section 5 shall continue to afford protection to each Indemnified Party regardless of whether such Indemnified Party remains in the position or capacity pursuant to which such Indemnified Party became entitled to indemnification under this Section 5 and regardless of any subsequent amendment to this Agreement, and no amendment to this Agreement shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

(g)    The right of any Indemnified Party to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Indemnified

Party may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Party’s successors, assigns, heirs and legal representatives.

6.	Activities of the Administrator

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each of its affiliates is free to render services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.	Duration and Termination of this Agreement

(a)    This Agreement shall become effective as of the first date above written. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by the Administrator.

(b)    This Agreement shall remain in effect for two years from the Effective Date, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act and each of whom is an “independent director” under applicable securities exchange listing standards. Notwithstanding any termination or expiration of this Agreement, the Administrator will be entitled to any amounts owed through the date of termination or expiration.

(c)    This Agreement may not be assigned by a party without the consent of the other party; provided, however, that the rights and obligations of the Company under this Agreement shall not be deemed to be assigned to a newly-formed entity in the event of the merger of the Company into, or conveyance of all of the assets of the Company to, such newly- formed entity; provided, further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Company’s legal form into another limited liability entity. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

8.	Amendments of this Agreement

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York and shall be construed in accordance with the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

10.	Entire Agreement

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

11.	Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

OAKTREE STRATEGIC INCOME II, INC.

By:    /s/ Mathew Pendo
Name: Mathew Pendo
Title:    President and Chief Operating Officer

OAKTREE FUND ADMINISTRATION, LLC

By: Oaktree Capital Management, L.P.
Its: Managing Member

By:    /s/ Mathew Pendo
Name:     Mathew Pendo
Title: Managing Director

By:     /s/ Mary Gallegly
Name:     Mary Gallegly
Title:     Senior Vice President

[Signature Page to Administration Agreement]